Exhibit 10.6

SPONSOR WARRANTS PURCHASE AGREEMENT

THIS SPONSOR WARRANTS PURCHASE AGREEMENT, dated as of October 24, 2017 (as it may from time to time be amended, this “Agreement”), is entered into by and between Legacy Acquisition Corporation, a Delaware corporation (the “Company”), and Legacy Acquisition Sponsor I LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate a public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (a “Share”), and one redeemable warrant exercisable for one-half of one Share at an exercise price of $5.75 per half Share, as set forth in the Company’s registration statement on Form S-1 related to the Public Offering (the “Registration Statement”); and

WHEREAS, the Purchaser has agreed to purchase from the Company an aggregate of 17,500,000 warrants (or up to 19,300,000 warrants if the over-allotment option in connection with the Public Offering is exercised in full) (the “Sponsor Warrants”), each Sponsor Warrant entitling the holder to purchase one-half of one Share at an exercise price of $5.75 per half Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Sponsor Warrants.

A. Authorization of the Sponsor Warrants. The Company has duly authorized the issuance and sale of the Sponsor Warrants to the Purchaser.

B. Purchase and Sale of the Sponsor Warrants.

(i) As payment in full for the 17,500,000 Sponsor Warrants being purchased under this Agreement, Purchaser shall pay $8,750,000 (the “Purchase Price”), by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), or into an escrow account maintained by Ellenoff Grossman & Schole LLP (“EG&S”), counsel for the Company, at least one (1) business day prior to the date of effectiveness of the Registration Statement.

(ii) In the event that the over-allotment option is exercised in full or in part, Purchaser shall purchase up to an additional 1,800,000 Sponsor Warrants (the “Additional Sponsor Warrants”), in the same proportion as the amount of the over-allotment option that is exercised, and simultaneously with such purchase of Additional Sponsor Warrants, as payment in full for the Additional Sponsor Warrants being purchased hereunder, and at least one (1) business day prior to the closing of all or any portion of the over-allotment option, Purchaser shall pay $0.50 per Additional Sponsor Warrant, up to an aggregate amount of $900,000, by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the Trust Account.

(iii) The closing of the purchase and sale of the Sponsor Warrants shall take place simultaneously with the closing of the Public Offering (the “Initial Closing Date”). The closing of the purchase and sale of the Additional Sponsor Warrants, if applicable, shall take place simultaneously with the closing of all or any portion of the over-allotment option (such closing date, together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”). The closing of the purchase and sale of each of the Sponsor Warrants and the Additional Sponsor Warrants shall take place at the offices of EG&S, 1345 Avenue of the Americas, New York, New York, 10105, or such other place as may be agreed upon by the parties hereto.

C. Terms of the Sponsor Warrants.

(i) The Sponsor Warrants shall have their terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (a “Warrant Agreement”).

(ii) At or prior to the time of the Initial Closing Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Sponsor Warrants and the Shares underlying the Sponsor Warrants.

Section 2. Representations and Warranties of the Company.  As a material inducement to the Purchaser to enter into this Agreement and purchase the Sponsor Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Dates) that:

A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Sponsor Warrants have been duly authorized by the Company as of the Closing Dates. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Sponsor Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Dates.

(ii) The execution and delivery by the Company of this Agreement and the Sponsor Warrants, the issuance and sale of the Sponsor Warrants, the issuance of the Shares upon exercise of the Sponsor Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Dates (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the certificate of incorporation or the bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Sponsor Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Sponsor Warrants and the Shares issuable upon exercise of such Sponsor Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Sponsor Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Dates) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

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B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Dates conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Sponsor Warrants and, upon exercise of the Sponsor Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D.

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the certain requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

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(viii) The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Sponsor Warrants are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Dates as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Dates.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Purchaser (the “Warrant Agreement”).

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Dates as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Dates.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement and the Registration Rights Agreement.

Section 6. Termination. This Agreement may be terminated at any time after December 31, 2017 upon the election by either the Company or a Purchaser entitled to purchase a majority of the Sponsor Warrants upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Dates.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

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Section 9. Right of First Refusal.

(a) The Company hereby grants the Purchaser a right of first refusal to provide, in whole or in part, the sale of any equity with preference to or over any terms of the Class A common stock of Legacy Acquisition (the “Common Stock”), or any debt financing, whether senior or subordinated (other than senior debt provided by a traditional lending institution (e.g., Bank of America), containing no equity component or kicker, and up front fee or OID of not more than 2%, a term of not less than 5 years, and an “all in” interest rate of not greater than 7.5% (including any LIBOR component or floor)), and whether or not secured, in each case in connection with the financing of the initial business combination of the Company (excluding any issuance and sale of additional Common Stock, an “Acquisition Financing”), which right of first refusal may be transferred or assigned to one or more members, including institutional investors, of the Purchaser.

(b) Prior to the Company or any of its Subsidiaries incurring any Acquisition Financing, the Company shall deliver a written notice (a “ROFR Notice”) to the Purchaser, not later than thirty (30) business days prior to the consummation of the transactions pursuant to which such Acquisition Financing would otherwise be incurred, which ROFR Notice shall include the terms and conditions (including without limitation interest or dividend rates, preferences, conversion rights, premiums, term, and repayment provisions) of such Acquisition Financing, the identity of the person(s) that the Company is seeking such Acquisition Financing from and the intended date of the consummation of such Acquisition Financing.

(c) Certain members of the Purchaser shall have the right, but not the obligation, to provide (or to transfer or assign to its members and/or investment funds or managed accounts managed or otherwise controlled by or under common control with its members to provide) some or all of the Acquisition Financing on substantially the same terms and conditions as described in the applicable ROFR Notice (a “Right of First Refusal”). The Purchaser and/or the assignees or transferees of the Right of First Refusal (the “Assignees”) shall provide written notice to the Company of such intention within ten (10) business days of receipt of the ROFR Notice (an “Exercise Notice”). If the Purchaser and/or the Assignees do not deliver Exercise Notices by the last day of the time period required for delivery of such notices (the “Exercise Expiration Date”) for the full amount of the Acquisition Financing, the Company may proceed with consummating the portion of the Acquisition Financing not subject to an Exercise Notice; provided, however, that if the Acquisition Financing (i) fails to be consummated within one hundred twenty (120) days of the Exercise Expiration Date or (ii) can only be consummated upon terms and conditions materially more favorable to certain investors thereof than specified in the applicable ROFR Notice, then such Acquisition Financing shall again become subject to a Right of First Refusal in favor of the Purchaser on the terms set forth herein.

(d) The Purchaser shall use commercially reasonable efforts to finalize all definitive documentation for, and to fund, the Acquisition Financing by the later of (i) the closing of the initial business combination of the Company and (ii) thirty (30) business days after the Exercise Expiration Date.

Section 10. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware.

F. Amendments. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

LEGACY ACQUISITION CORPORATION

By:	/s/ William C. Finn
Name:	William C. Finn
Title:	Chief Financial Officer

PURCHASER:

LEGACY ACQUISITION SPONSOR I LLC

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Managing Member

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